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                                                                    EXHIBIT 23.1

                          [ARTHUR ANDERSEN LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our Report of Independent Public Accountants dated January 21, 1997 on the financial statements of Santa Monica Bank (the Bank) as of and for the year ended December 31, 1996 in this Form 8-K of Western Bancorp. It should be noted that we have not audited any financial statements of the Bank subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                                      [SIG]

Los Angeles, California
August 27, 1997